Acquired Sales Corp. Closes Acquisition of 100% of CBD Industry Leader Lifted Made

Lifted Made’s Focus is People, Products and Profitability

LAKE FOREST, IL, February 25, 2020 (GLOBE NEWSWIRE) -- Acquired Sales Corp. (OTC Pink: AQSP) today announced that it has closed on its acquisition of 100% of profitable, growing CBD-infused products maker Warrender Enterprise Inc. d/b/a Lifted Made (formerly d/b/a Lifted Liquids) (www.LiftedMade.com), of Zion, Illinois, for consideration of (1) $3.75 million in cash, (2) $3.75 million in the form of a secured promissory note, (3) 4,545,455 shares of unregistered common stock of AQSP, and (4) warrants to purchase 1,820,000 shares of unregistered common stock of AQSP at an exercise price of $5.00 per share.

Nicholas S. Warrender, Founder and CEO of Lifted Made, is continuing as the CEO of Lifted Made under a long-term employment agreement, and has also become Vice Chairman and Chief Operating Officer of AQSP.

Warrender stated: “Lifted has become a magnet for drawing in the most talented people from diverse backgrounds and industries; we don’t care about your gender, race, creed, etc. Our culture fosters collaboration and creativity, while creating more value for our shareholders and stakeholders. We’ve come a long way since 2015, when I started Lifted Made with $900 in a 10’ by 10’ room. Since then, we’ve accelerated in growing our team, facility and offerings to our customers. We crushed our goals in 2019 with massive revenue growth and great EBITDA, and we have 2020 teed up for another monster year. We are going to be announcing a series of new brands and products in different market segments that we expect to be game-changers and market leaders.”

William C. “Jake” Jacobs, President of AQSP, stated: “In Nick Warrender and his team at Lifted Made, we have partnered with the best people, the best graphic design skills, and the best products in the cannabinoid industry. After competing in snowboarding my whole life and winning a USASA Snowboarding National Championship in Boardercross, trust me I know how to identify winners amongst my generation. Millennials stereotypically have a terrible work ethic, and expect everything to be given to them. Not Nick Warrender. Nick was a top tier high school point guard in basketball and is uber competitive. He knows how to build a winning team. The energy, creativity and productivity at Lifted Made are off the charts. We innovate and think outside of the box. Several new products that Lifted Made will be rolling out during 2020 have blockbuster potential. Lifted Made is unstoppable, and together we believe we can build the biggest company in the industry."

Jake Jacobs continued, "We are not like the many over-hyped publicly traded cannabis companies that have hundreds of millions of shares outstanding and are constantly losing tons of money. We expect Lifted Made to continue growing and to make substantial amounts of money, and on top of this, we are in discussions with a number of other talented companies that are interested in becoming our partners. We are going full throttle in 2020!”

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this document are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes the growth and profitability strategies, and future plans of Lifted Made and Acquired Sales Corp. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to the actual results of Lifted Made’s and Acquired Sales Corp.’s operations or the performance or achievements of these companies differing materially from those expressed or implied by the forward-looking statements. Acquired Sales Corp. undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain other factors, including those set forth in Acquired Sales Corp.'s filings with the Securities and Exchange Commission.

CONTACTS:

Lifted Made

Attn: Nicholas S. Warrender, CEO

Phone: 224-577-8148

Email: Nick@LiftedMade.com

Website: www.LiftedMade.com

Acquired Sales Corp.
Attn: William C. “Jake” Jacobs, CPA, President and CFO

Phone: 847-400-7660
Email: JakeJacobs@AcquiredSalesCorp.com
Website: www.AcquiredSalesCorp.com